Exhibit 99.1

CONTACT Media: Mary Kay Dodero 734-386-6253 mary.kay.dodero@adient.com Investors: Mark Oswald 734-254-3372 mark.a.oswald@adient.com
Adient suspends FY2020 outlook due to COVID-19 uncertainty

Plymouth, Mich. March 20, 2020 – Adient, a global leader in automotive seating, today announced that it is suspending its FY2020 outlook due to the unprecedented global economic uncertainty caused by the COVID-19 pandemic.

Adient will provide a business update on its second quarter earnings call, scheduled for May 1, 2020.

“The coronavirus pandemic is dramatically affecting all industries around the world, including the automotive industry where vehicle production has been temporarily suspended across Europe and North America. Adient is taking aggressive steps to safeguard the health of our employees as well as protect our business,” said Doug Del Grosso, president and CEO of Adient.

About Adient:

Adient is a global leader in automotive seating. With 83,000 employees in 35 countries, Adient operates 220 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing – and into more than 23 million vehicles every year. For more information on Adient, please visit adient.com.

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Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the outcome, benefits and synergies of the transactions described herein or Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to uncertainties relating to the global economic impact of COVID-19, particularly with respect to the automotive industry, the ability of Adient to close its sale of its fabrics business, including receipt of necessary regulatory approvals, the ability of Adient to close the transactions subject to the Yanfeng Agreement, the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw

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materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

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